SIXTH AMENDMENT TO SUB-LEASE AGREEMENT

SIXTH AMENDMENT TO SUB-LEASE AGREEMENT (“Amendment”), made this ____ day of _________, 2008 between COLUMBIA 677, L.L.C., a New York limited liability company with offices at 302 Washington Avenue Extension, Albany, New York 12203 (the "Landlord"), and BROADPOINT SECURITIES GROUP, INC.  f/k/a FIRST ALBANY COMPANIES INC., with an office at 677 Broadway, Albany, New York  12207 (the "Tenant").

WHEREAS, Landlord and Tenant entered into a Sub-Lease Agreement dated August 12, 2003 as amended pursuant to a First Amendment dated October 11, 2004  and Second Amendment dated February 28, 2005 and as amended by that certain Third Amendment dated September 29, 2006  and as amended by that certain Fourth Amendment dated August 9, 2007 and as amended by that certain Fifth Amendment dated November 2, 2008 (collectively the Sublease”) concerning the lease of approximately 9,758 square feet in the building located at 677 Broadway, City and County of Albany, State of New York (“Leased Property”); and

WHEREAS, Tenant desires to surrender a portion of the Leased Property prior to the expiration date set forth in the Sublease and Landlord is willing to accept such surrender in the manner and upon and subject to the terms and conditions hereinafter set forth; and

WHEREAS, Landlord and Tenant desire to amend certain terms and conditions of the Sublease as specifically set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, of the mutual covenants set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           All capitalized terms not specifically defined herein shall have the meaning set forth in the Sublease.

2.           Pursuant to the Sublease, Tenant is leasing space located on the 12th floor in the Building and desires to surrender to Landlord the entire 12th floor of the Building consisting of 6,805 square feet of space in the manner described herein ("Surrender Premises").  Tenant wishes to surrender possession of the Surrender Premises and Landlord hereby agrees to release the Tenant from its lease obligations under the Sublease for its use and occupancy of the Surrender Premises pursuant to the terms and conditions of this Amendment.

3.          Tenant hereby agrees  to vacate the Surrender Premises on or before June 30, 2008 ("Surrender Date").  Tenant's surrender of the Surrender Premises on the Surrender Date is OF THE ESSENCE.  Notwithstanding anything set forth in this paragraph to the contrary, if Tenant fails to vacate the Surrender Premises (or any portion thereof) on the Surrender Date, Tenant shall pay a fix sum, on demand, of $50,000 per month for such failure which sum shall be charged to Tenant on a per diem basis based upon a 30 day month (i.e. Tenant shall be charged $1,666.67 for each day Tenant fails to vacate the Surrender Premises on the Surrender Date).

4.           As of the Surrender Date set forth above and provided (i) Tenant has vacated the Surrender Premises on or before such Surrender Date , (ii) Tenant pays to Landlord the Surrender Fee when due, and (iii) the terms and conditions of this Amendment are satisfied, the rentable square footage of the Leased Property as defined in the Sublease shall be reduced from 9,758 sf to 2,953 sf, based upon the reduction of square footage occurring on the Surrender Date,  the "Tenant's Share" as defined in Section 7 of the Sublease shall be proportionately reduced and each other term and condition in the Sublease, if any, that is based on square footage shall likewise be proportionately reduced. Provided the conditions set forth in Paragraph 4(i), (ii) and (iii) have been satisfied on the applicable dates, all rent or other charges due under the Sublease with respect to each of the Surrender Premises or otherwise arising from the Surrender Premises shall cease on the Surrender Date.

5.           Landlord and Tenant hereby agree that Tenant is required under the terms of the Sublease to surrender the Surrender Premises in accordance with Section 15 of the Sublease.  Notwithstanding such requirement, however, Landlord agrees Tenant may surrender the Surrender Premises without compliance of Section 15 of the Sublease and Landlord hereby assumes Tenant's obligation(s) to restore the Surrender Premises.  Landlord and Tenant hereby agree that, in consideration of Landlord agreeing to the surrender of the Surrender Premises without requiring satisfaction of Section 15 of the Lease, Tenant shall make a payment equal to the sum of Three Hundred Eighty-Eight Thousand Seven Hundred Three Dollars and 44/100 ($388,703.44), which is calculated based on a lump sum of $350,000 plus three (3) months rent for the surrendered space at 22.75/sq.ft. (or $38,703.44), to Landlord (the "Surrender Fee") which shall be paid by Tenant to Landlord on the Surrender Date.

Any late fees for late payment of rent set forth in the Sublease shall be applicable to the late payment of the Surrender Fee.

6.           Landlord and Tenant shall be equally responsible for any transfer or similar tax due in connection with or arising from the transactions contemplated by this Amendment.  Landlord shall be responsible for the filing of a tax return or similar document or instrument required in connection with the payment of same but Tenant agrees to reasonably cooperate with Landlord and to execute any document reasonably requested by Landlord in connection with same.

7.           This Amendment may be executed in several counterparts, and any signed counterpart shall constitute a legal original for all purposes.  Any such counterparts may be introduced into evidence in any action or proceeding without having to produce the others.

8.           Except as specifically amended in this Amendment, all terms and provisions of the Sublease shall remain unchanged and in full force and effect.

9.           This Amendment (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, (ii) shall be governed by and construed in accordance with the laws of the State of New York, and (iii) may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Sixth Amendment to Sublease as of the date first above written.

Columbia 677, L.L.C.

By:_______________________________
           Joseph R. Nicolla, Member

Broadpoint Securities Group, Inc. f/k/a First Albany Companies Inc.

By:_________________________________
Name:
                                                                                                Title:

STATE OF NEW YORK	)
)SS.:
COUNTY OF ALBANY	)

On the _____ day of __________________ in the year 2008 before me, the undersigned, personally appeared Joseph R. Nicolla, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

______________________________
Notary Public

STATE OF NEW YORK	)
)SS.:
COUNTY OF	)

On the _____day of ________________ in the year 2008 before me, the undersigned, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

______________________________
Notary Public